UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(862) 207-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On August 4, 2016, Interpace Diagnostics Group, Inc. (the “Company”) entered into an indemnification agreement with each of its directors and executive officers (each, an “Indemnitee”). The form of indemnification agreement (the “Indemnification Agreement”) was approved by the Board of Directors of the Company (the “Board”).

The Indemnification Agreement supplements indemnification provisions already contained in the Company’s certificate of incorporation and generally provides that the Company will indemnify the Indemnitee to the fullest extent permitted by law, subject to certain exceptions, against expenses, judgments, fines and other amounts incurred in connection with their service as a director or executive officer. The Indemnification Agreement also provides for rights to advancement of expenses and contribution. The obligations of the Company under the Indemnification Agreement continue after each Indemnitee has ceased to serve as a director or executive officer of the Company.

The foregoing description of the Indemnification Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The indemnification agreements entered into by the Company and each Indemnitee are the same, except for the Indemnitee’s name and address for notices.

As previously disclosed, Kapila Ratnam, one of the Company’s directors, is a partner at NewSpring Capital, a private equity firm. A private equity fund managed by NewSpring Capital was a stockholder of RedPath Integrated Pathology, Inc. (“RedPath”), which the Company acquired on October 31, 2014, and an affiliate of NewSpring Capital serves as the representative (the “Equityholder Representative”) of the former equity holders of RedPath (the “RedPath Equityholders”). In connection with the Company’s acquisition of RedPath, the Company entered into a Contingent Consideration Agreement with the Equityholder Representative, the Company issued an $11.0 million interest-free note to the Equityholder Representative, which note has since been amended, and the Company assumed a liability for a January 2013 settlement agreement entered into by the RedPath Equityholders with the Department of Justice. Additional information regarding these transactions can be found in the Company’s filings with the U.S. Securities and Exchange Commission.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On August 3, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 18,162,671 shares of the Company’s common stock were entitled to vote as of June 7, 2016, the record date for the Annual Meeting, of which 17,630,767 were present in person or by proxy at the Annual Meeting.

At the Annual Meeting, the stockholders of the Company were asked to elect two directors to serve as Class I directors of the Board for a three-year term expiring on the date of the Company’s 2019 Annual Meeting of Stockholders. The final voting results of the vote taken at the Annual Meeting with respect to the election of the Class I directors were as follows:

Name	For	Withhold	Broker Non-Vote

Stephen J. Sullivan	9,223,905	3,881,426	4,525,436

Heinrich Dreismann	12,676,573	428,758	4,525,436

At the Annual Meeting, the stockholders of the Company also considered, voted upon, and approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The final voting results of the vote taken at the Annual Meeting with respect to the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Vote

6,797,747	6,240,199	67,385	4,525,436

At the Annual Meeting, the stockholders of the Company also considered, voted upon and approved a proposal to amend the Company’s certificate of incorporation to combine its outstanding shares of common stock into a lesser number of outstanding shares, a “reverse stock split,” by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by the Board in its sole discretion (the “Reverse Stock Split Proposal”). The final voting results of the vote taken at the Annual Meeting with respect to the approval of the Reverse Stock Split Proposal were as follows:

For	Against	Abstain	Broker Non-Vote

12,235,255	5,004,606	390,906	--

At the Annual Meeting, the stockholders of the Company also considered, voted upon and approved a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final voting results of the vote taken at the Annual Meeting with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

For	Against	Abstain	Broker Non-Vote

16,882,773	698,884	49,110	--

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

10.1	Form of Indemnification Agreement by and between Interpace Diagnostics Group, Inc. and its directors and executive officers signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: August 8, 2016	By: /s/ Jack E. Stover Name: Jack E. Stover Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement by and between Interpace Diagnostics Group, Inc. and its directors and executive officers